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                                 EXHIBIT 99.1

            [GRAPHIC]                                    [GRAPHIC]

FOR IMMEDIATE RELEASE                            4716 Old Gettysburg Road
                                                 Mechanicsburg, PA 17055

                                                 Nasdaq Symbol:  SLMC

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             Select Medical Corporation to Announce First Quarter
                    Results on May 14th After Market Close

         MECHANICSBURG, PENNSYLVANIA - - May 9, 2001 - - Select Medical Corporation (Nasdaq: SLMC) will release the financial results for its first quarter ended March 31, 2001 on Monday, May 14, 2001, after the close of the market.

         The Company will host a conference call regarding the first quarter results on Tuesday, May 15, 2001, at 9:00am EDT. The domestic dial in number for the call is 1-877-327-2649. The international dial in number is 1-706-679-7384. The conference call will be webcast simultaneously at http://www.videonewswire.com/SELECT/051501/. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field.)

         For those unable to participate in the conference call, a replay will be available until Tuesday, May 22, 2001, at 11:59pm EDT. The replay number is 1-800-642-1687 (domestic) or 1-706-645-9291 (international). The replay can also be accessed at Select Medical Corporation's website, http://www.selectmedicalcorp.com.

         Select Medical Corporation is a leading operator of long term acute care hospitals in the United States. Select operates 56 specialty acute care hospitals in 21 states. Select is also a leading operator of outpatient rehabilitation clinics in the United States. Select operates approximately 675 outpatient rehabilitation clinics in the United States and Canada.

Investor inquiries:

Joel Veit, 717/972-1101
jveit@selectmedicalcorp.com